UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2017

AXIS CAPITAL HOLDINGS LIMITED

(Exact name of Registrant as Specified in Its Charter)

Bermuda	001-31721	98-0395986
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

92 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (441) 405-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 18, 2017, AXIS Capital Holdings Limited (“AXIS”) announced that it has received clearance from all applicable regulators, including the European Commission, and has finalized the completion of its acquisition (through its indirect wholly-owned subsidiary, AXIS Specialty UK Holdings Limited) of Novae Group plc (“Novae”). The acquisition was made pursuant to a cash offer of 715 pence per share for the acquisition of the entire issued and to be issued share capital of Novae (the “Novae Shares”) and was completed in two phases. In the first phase, AXIS acquired the Novae Shares for approximately £462.9 million on October 2, 2017 (approximately $615.6 million based upon an exchange rate of $1.33 on October 2, 2017). This was followed by the commencement of management control and integration of the combined businesses upon receipt of clearance from the European Commission on October 6, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIS CAPITAL HOLDINGS LIMITED

Date: October 18, 2017	By:	/s/ Conrad D. Brooks
	Name:	Conrad D. Brooks
	Title:	General Counsel